Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-253139 and 333-277373) and Form S-8 (Nos. 333-235255, 333-236847, 333-253140, 333-262490, 333-263039, 333-270048 and 333-277354) of SiTime Corporation (the Company) of our report dated February 26, 2024, except for Note 11, as to which date is February 14, 2025, relating to the consolidated financial statements and financial statement schedule which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.
San Jose, California

February 14, 2025